Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Full Year 2023 Financial Results and Provides Business Update

Mino-Lok® Pivotal Phase 3 trial enrollment completed; topline data expected 2Q 2024

LYMPHIR™ BLA resubmission on track for early 2024

CRANFORD, N.J., January 2, 2024 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal full year ended September 30, 2023.

Fiscal Full Year 2023 Business Highlights and Subsequent Developments

-	Completed enrollment in the Mino-Lok® Pivotal Phase 3 trial; topline results anticipated in 2Q 2024;

-	Initiated remediation activities in the second half of 2023 to address comments in the complete response letter (CRL) received from the U.S. Food and Drug Administration (FDA) related to our LYMPHIR biologics license application (BLA); BLA resubmission planned for early 2024;

-	Advanced two investigator-initiated trials to investigate LYMPHIR’s potential as an immuno-oncology combination therapy with checkpoint inhibitor pembrolizumab at the University of Pittsburgh Medical Center, and prior to CAR-T therapies at the University of Minnesota, Masonic Cancer Center;

-	Announced publication in the journal Frontiers in Immunology of positive results from a preclinical solid tumor study (liver cancer and colon cancer) of LYMPHIR in combination with anti-PD-1 (to assess the contribution that transient depletion of Tregs has on the anti-tumor activity of checkpoint inhibition);

-	Completed Halo-Lido Phase 2b trial; end of Phase 2 meeting with FDA expected in early 2024;

-	Executed definitive agreement to merge our wholly owned subsidiary with TenX Keane Acquisition (Nasdaq: TENKU) to form publicly listed Citius Oncology, Inc.; and,

-	Raised gross proceeds of $15 million in a registered direct offering in May 2023.

Financial Highlights

-	Cash and cash equivalents of $26.5 million as of September 30, 2023; runway through August 2024;

-	R&D expenses were $14.8 million for the full year ended September 30, 2023, compared to $17.7 million for the full year ended September 30, 2022;

-	G&A expenses were $15.3 million for the full year ended September 30, 2023, compared to $11.8 million for the full year ended September 30, 2022;

-	Stock-based compensation expense was $6.6 million for the full year ended September 30, 2023, compared to $3.9 million for the full year ended September 30, 2022; and,

-	Net loss was $32.5 million, or ($0.22) per share for the full year ended September 30, 2023 compared to a net loss of $33.6 million, or ($0.23) per share for the full year ended September 30, 2022.

“In 2023, we made substantial progress in our pipeline, positioning us for an exciting 2024. Concentrating on execution, we completed enrollment in two trials. With the Mino-Lok pivotal Phase 3 trial enrollment completed, we expect topline results to be available in the second quarter of 2024. We also completed the Halo-Lido Phase 2b trial in 2023. Based on the data from the trial, in which more patients receiving the high dose formulation reported meaningful improvement compared to either lidocaine or halobetasol alone, Citius filed patent applications for the formulation and is actively pursuing intellectual property protections for the groundbreaking fit for purpose PRO instrument. In early 2024, we plan to meet with the FDA to discuss the results of the trial and next steps in the Halo-Lido program,” stated Leonard Mazur, Chairman and CEO of Citius.

“Despite receiving a complete response letter at the end of July 2023 for our LYMPHIR BLA, we were encouraged that the items noted by the FDA were addressable in a timely manner and unrelated to clinical efficacy or safety. Over the past several months, our team has engaged with the FDA and endeavored to remediate the agency’s concerns. Consistent with progress on this front, we plan to resubmit the BLA in early 2024 with a subsequent PDUFA date expected this year. Concurrently, we announced a definitive agreement to merge our oncology subsidiary with TenX Kean Acquisition to form a separate publicly traded company. Now undergoing SEC review, the intent of the spin-out is to align our oncology-related resources and unlock value for Citius shareholders,” added Mazur.

“As we begin 2024, Citius will continue to focus on execution. With anticipated topline results for Mino-Lok, the LYMPHIR BLA resubmission and potential approval, additional clarity in our development plan for Halo-Lido, and the planned spin-off of our oncology subsidiary, we believe Citius is well-positioned to deliver value to shareholders in 2024,” concluded Mazur.

Full Year 2022 Financial Results:

Liquidity

As of September 30, 2023, the Company had $26.5 million in cash and cash equivalents.

As of September 30, 2023, the Company had 158,857,798 common shares outstanding.

The Company estimates that its available cash resources will be sufficient to fund its operations through August 2024.

Research and Development (R&D) Expenses

R&D expenses were $14.8 million for the full year ended September 30, 2023, compared to $17.7 million for the full year ended September 30, 2022. The decrease of $2.9 million is primarily associated with the completion of the LYMPHIR Phase 3 trial and the completion and submission of the related Biologics License Application to the FDA which was filed in September 2022.

We expect that research and development expenses will continue to stabilize in fiscal 2024 as we continue to focus on the commercialization of LYMPHIR and complete the Phase 3 trial for Mino-Lok and the Phase 2b trial for Halo-Lido.

General and Administrative (G&A) Expenses

G&A expenses were $15.3 million for the full year ended September 30, 2023, compared to $11.8 million for the full year ended September 30, 2022. The increase was primarily due to costs associated with pre-launch and market research activities associated with LYMPHIR. General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the full year ended September 30, 2023, stock-based compensation expense was $6.6 million as compared to $3.9 million for the prior year. The increase of $2.7 million is largely due to the grant of options under the Citius Oncology stock plan. Option expense under the Citius Oncology stock plan was $1.97 million during the year ended September 30, 2023. In fiscal year 2023, we granted options under the Citius Pharma and Citius Oncology stock plans to our new employees and additional options to other employees, our directors, and consultants.

At September 30, 2023, unrecognized total compensation cost related to unvested options for Citius Pharma common stock of $4.8 million is expected to be recognized over a weighted average period of 1.5 years, unrecognized total compensation cost related to unvested options for Citius Oncology common stock of $18.9 million is expected to be recognized over a weighted average period of 2.6 years, and unrecognized total compensation cost related to unvested options for NoveCite common stock of $0.5 million is expected to be recognized over a weighted average period of 0.7 years

Net loss

Net loss was $32.5 million, or ($0.22) per share for the year ended September 30, 2023, compared to a net loss of $33.6 million, or ($0.23) per share for the year ended September 30, 2022. The decrease in net loss reflects an increase in operating expenses of $3.4 million offset by an increase of $4.5 million in other income.

About Citius Pharmaceuticals, Inc.

Citius Pharma is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. The Company’s diversified pipeline includes two late-stage product candidates. At the end of 2023, Citius completed enrollment in a Phase 3 Pivotal superiority trial of Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections. Citius is preparing to resubmit the Biologics License Application for LYMPHIR, a novel IL-2R immunotherapy for an initial indication in cutaneous T-cell lymphoma, in early 2024, and announced plans to form Citius Oncology, a standalone publicly traded company with LYMPHIR as its primary asset. LYMPHIR received orphan drug designation by the FDA for the treatment of CTCL and PTCL. In addition, Citius completed enrollment in its Phase 2b trial of CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: the cost and timing of the resubmission of the BLA for LYMPHIR; the FDA may not approve LYMPHIR; risks relating to the results of research and development activities, including those from the Mino-Lok Phase 3 trial and other existing and new pipeline assets; our need for substantial additional funds; our ability to commercialize our products if approved by the FDA; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19 and could be impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2023 AND 2022

	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$26,480,928	$41,711,690
Prepaid expenses	7,889,506	2,852,580
Total Current Assets	34,370,434	44,564,270

Property and equipment, net	1,432	4,100

Operating lease right-of-use asset, net	454,426	646,074

Other Assets:
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	68,784,858	68,784,858

Total Assets	$103,611,150	$113,999,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,927,334	$1,165,378
Accrued expenses	476,300	1,405,394
Accrued compensation	2,156,983	1,762,251
Operating lease liability	218,380	196,989
Total Current Liabilities	5,778,997	4,530,012

Deferred tax liability	6,137,800	5,561,800
Operating lease liability – non current	262,865	481,245
Total Liabilities	12,179,662	10,573,057

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value; 400,000,000 shares authorized; 158,857,798 and 146,211,130 shares issued and outstanding at September 30, 2023 and 2022, respectively	158,858	146,211
Additional paid-in capital	252,903,629	232,368,121
Accumulated deficit	(162,231,379)	(129,688,467)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	90,831,108	102,825,865
Non-controlling interest	600,380	600,380
Total Equity	91,431,488	103,426,245

Total Liabilities and Equity	$103,611,150	$113,999,302

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	2023	2022
Revenues	$—	$—

Operating Expenses:
Research and development	14,819,729	17,655,482
General and administrative	15,295,584	11,754,609
Stock-based compensation – general and administrative	6,616,705	3,905,954
Total Operating Expenses	36,732,018	33,316,045

Operating Loss	(36,732,018)	(33,316,045)

Other Income:
Interest income	1,179,417	251,399
Gain on sale of New Jersey net operating losses	3,585,689	—
Total Other Income	4,765,106	251,399

Loss before Income Taxes	(31,966,912)	(33,064,646)
Income tax expense	576,000	576,000

Net Loss	(32,542,912)	(33,640,646)
Deemed dividend on warrant extension	1,151,208	—

Net Loss Applicable to Common Stockholders	$(33,694,120)	(33,640,646)

Net Loss Per Share Applicable to Common Stockholders - Basic and Diluted	$(0.22)	(0.23)

Weighted Average Common Shares Outstanding
Basic and diluted	151,294,729	146,082,399

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	2023	2022
Cash Flows From Operating Activities:
Net loss	$(32,542,912)	$(33,640,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	6,616,705	3,905,954
Issuance of common stock for services	102,000	378,204
Amortization of operating lease right-of-use asset	191,648	176,754
Depreciation	2,668	2,923
Deferred income tax expense	576,000	576,000
Changes in operating assets and liabilities:
Prepaid expenses	(5,036,926)	(111,176)
Accounts payable	1,761,956	(111,717)
Accrued expenses	(929,094)	783,434
Accrued compensation	394,732	(143,749)
Operating lease liability	(196,989)	(177,237)
Net Cash Used In Operating Activities	(29,060,212)	(28,361,256)

Cash Flows From Financing Activities:
Proceeds from common stock option exercises	31,267	—
Net proceeds from registered direct offerings	13,798,183	—
Net Cash Provided By Financing Activities	13,829,450	—

Net Change in Cash and Cash Equivalents	(15,230,762)	(28,361,256)
Cash and Cash Equivalents – Beginning of Year	41,711,690	70,072,946
Cash and Cash Equivalents – End of Year	$26,480,928	$41,711,690